EXHIBIT 99

                                    ITSA LTD.
                c/o ITSA-Intercontinental Telecomunicacoes Ltda.
                               SCS, Quadra 07-Bl.A
                        Ed. Torre Patio Brazil, sala 601
                             70.307-911 Brasilia-DF
                                     Brazil


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                  April 1, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, ITSA Ltd. has obtained a letter of representation from Arthur Andersen S.C. ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of U.S. national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the audit.

                                              Very truly yours,

                                              ITSA Ltd.

                                                 /s/ Hermano Albuquerque

                                              Hermano Albuquerque
                                              Chief Executive Officer